Exhibit 10.19

MASTER LEASE AND FINANCING AGREEMENT

This Master Lease and Financing Agreement Number 3604686364 (together with Annex A and Exhibits A and B attached hereto and hereby made a part hereof, this “Master Agreement”) is entered into by and between Hewlett-Packard Financial Services Company1, a Delaware corporation (“Lessor”), and Five 9, Inc., a Delaware corporation (“Lessee”). Capitalized terms used in this Master Agreement without definition have the meanings specified in Annex A to this Master Agreement.

1. MASTER AGREEMENT; SCHEDULES. This Master Agreement sets forth the general terms and conditions upon which (a) Lessor shall lease to Lessee and Lessee shall lease from Lessor items of Hardware, Software or both (such Hardware and Software being collectively referred to as “Equipment”) and (b) Lessor shall provide financing to Lessee for software program license fees, maintenance fees, fees for other services, and other costs and one-time charges (“Financed Items”) Lessee desires to finance hereunder. If Lessor and Lessee agree to a lease of particular Equipment (a “Lease”) and/or a financing of particular Financed Items (a “Financing”), each item of Equipment and/or Financed Item will be described on a schedule in the form of Exhibit A, which schedule will incorporate this Master Agreement by reference (“Schedule”). Each Schedule, when executed by Lessee and Lessor, will constitute a separate Lease and/or Financing. If specific terms of a Schedule conflict with the terms of this Master Agreement, the provisions of the Schedule will control.

2. ACCEPTANCE; INITIAL TERM AND TERM. (a) Acceptance. Lessee shall unconditionally and irrevocably accept all Equipment under a Lease and, if applicable, all related Financed Items subject to a Financing as soon as such Equipment is delivered and inspected by Lessee and found to be satisfactory. In the case of a Financing of Financed Items unrelated to any Equipment subject to a Lease, Lessee shall unconditionally and irrevocably accept such Financed Items as soon as it shall have become liable to pay for such Financed Items. In either case, Lessee will evidence such acceptance by executing and delivering to Lessor a properly completed Acceptance Certificate as soon as reasonably practicable. (b) Initial Term of Leases and Term of Financings. The Initial Term of each Lease and, if applicable, the Term of any related Financing stated in and evidenced by a Schedule executed pursuant to this Section 2 will begin on the Acceptance Date of the Equipment subject to that Lease and will continue for the period described in the applicable Schedule; the term of each Financing stated in and evidenced by a Schedule executed pursuant to this Section 2 that is unrelated to any Lease will begin on the Acceptance Date for the related Financed Items and will continue for the period described in the applicable Schedule.

3. RENT; LATE CHARGES. As rent for the Equipment under any Lease and the Financed Items under any Financing (in either case, referred to in this Master Agreement and any Schedule as “Rent”), Lessee agrees to pay the amounts specified in the applicable Schedule on the due dates specified in the applicable Schedule. If any part of any Rent payment or other amount due under this Master Agreement is not paid within 10 days of its due date, Lessee agrees to pay Lessor: (a) in the first month, a late charge to compensate Lessor for collecting and processing the late amount, which late charge is stipulated and liquidated at the greater of $.05 per dollar of each delayed amount or $50; plus (b) a charge for every month after the first month in which the amount is late to compensate Lessor for the inability to reinvest the amount, which charge is stipulated and liquidated at 1- 1⁄2% of the delayed amount per month (or the lesser rate that is the maximum rate allowable under applicable law).

4. LEASES AND FINANCINGS NON-CANCELABLE; NET LEASES; WAIVER OF DEFENSES TO PAYMENT. IT IS SPECIFICALLY UNDERSTOOD AND AGREED THAT EACH LEASE AND FINANCING HEREUNDER SHALL BE NON-CANCELABLE, AND THAT EACH LEASE HEREUNDER IS A NET LEASE. LESSEE AGREES THAT IT HAS AN ABSOLUTE AND UNCONDITIONAL OBLIGATION TO PAY ALL RENT AND OTHER AMOUNTS WHEN DUE. LESSEE IS NOT ENTITLED TO ABATE OR REDUCE RENT OR ANY OTHER AMOUNT DUE, OR TO SET OFF ANY CHARGE AGAINST ANY SUCH AMOUNT. LESSEE HEREBY WAIVES ANY RECOUPMENT, CROSS-CLAIM, COUNTERCLAIM OR ANY OTHER DEFENSE AT LAW OR IN EQUITY TO ANY RENT PAYMENT OR OTHER AMOUNT DUE WITH RESPECT TO ANY LEASE OR FINANCING, WHETHER ANY SUCH DEFENSE ARISES OUT OF THIS MASTER AGREEMENT, ANY SCHEDULE, ANY CLAIM BY LESSEE AGAINST LESSOR, LESSOR’S ASSIGNEES OR SUPPLIER, OR OTHERWISE.

5. ASSIGNMENT OF PURCHASE DOCUMENTS. Lessee assigns to Lessor all of Lessee’s right, title and interest in and to (a) the Equipment described in each Schedule, and (b) the Purchase Documents relating to such Equipment. Such assignment of the Purchase Documents is an assignment of rights only; nothing in this Master Agreement shall be deemed to have relieved Lessee of any obligation or liability under any of the Purchase Documents, except that, as between Lessee and Lessor, Lessor shall pay for the Equipment within 30 days after Lessee’s delivery to Lessor of a properly completed and executed Acceptance Certificate and all other documentation necessary to establish Lessee’s acceptance of such Equipment under the related Lease. Lessee represents and warrants that it has reviewed and approved the Purchase Documents. In addition, if Lessor shall so request, Lessee shall deliver to Lessor a document acceptable to Lessor whereby Seller acknowledges and provides any required consent to such assignment. For the avoidance of doubt, Lessee covenants and agrees that it shall at all times during the Total Term of each Lease comply in all respects with the terms of any License Agreement relating to any Equipment leased thereunder. IT IS ALSO SPECIFICALLY UNDERSTOOD AND AGREED THAT NEITHER SUPPLIER NOR ANY SALESPERSON OF SUPPLIER IS AN AGENT OF LESSOR, NOR ARE THEY AUTHORIZED TO WAIVE OR ALTER ANY TERMS OF THIS MASTER AGREEMENT OR ANY SCHEDULE.

6. ASSIGNMENT OF PURCHASE DOCUMENTS. To the extent permitted, Lessor hereby assigns to Lessee, for the Total Term of any Lease, all Equipment warranties, indemnities, and representations provided in the applicable Purchase Documents. Lessee shall have the right to take any action it deems appropriate to enforce such warranties, indemnities and representations provided such enforcement is pursued in Lessee’s name and at its expense. Any recovery resulting from any such enforcement efforts will be divided between Lessor and Lessee as their interests may appear.

[1]	Authorized to do business in the name of Hewlett-Packard Financial Services Company Inc. in the States of Alabama and New York.

HPFS US MLFAII (Rev. 9.05)

7. EQUIPMENT RETURN REQUIREMENTS. Not later than 5 days after the last day of the Total Term of each Lease (and any other time Lessee is required to return Equipment to Lessor under the terms of this Master Agreement or any Schedule), for all Equipment to be returned to Lessor, Lessee shall (a) remove any Lessee labels, tags or other identifying marks on the Equipment and wipe clean or permanently delete all data contained on the Equipment, including without limitation, any data contained on internal or external drives, discs, or accompanying media, (b) pack the Equipment in accordance with the manufacturer’s guidelines, and (c) deliver such Equipment to Lessor at any destination within the continental United States designated by Lessor. In the case of any item of Software to be returned to Lessor, Lessee shall also deliver to Lessor the original certificate of authenticity issued by the licensor of such Software, if any, the end user license agreement, any CD-ROM, diskettes or other media relating to such Software and any other materials originally delivered to Lessee with such Software. All dismantling, packaging, transportation, in-transit insurance and shipping charges shall be borne by Lessee. All Equipment shall be returned to Lessor in the same condition and working order as when delivered to Lessee, reasonable wear and tear excepted, and, except in the case of PC Equipment and Software, shall qualify for maintenance service by the Supplier at its then standard rates for Equipment of that age, if available. Lessee shall be responsible for, and shall reimburse Lessor promptly on demand for, the cost of returning the Equipment to good working condition or, in the case of Equipment other than PC Equipment and Software, qualifying the Equipment for the Supplier’s maintenance service, if available. The return of the Equipment shall constitute a full release by Lessee of any leasehold rights or possessory interest in the Equipment.

8. EQUIPMENT USE; MAINTENANCE AND ADDITIONS. Lessee shall, at its own expense, at all times during the applicable Total Term (a) operate and maintain the Equipment in good working order, repair and condition, and in accordance with the manufacturer’s specifications and recommendations, (b) except in the case of PC Equipment and Software, maintain and enforce a maintenance agreement to service and maintain the Equipment, upon terms and with a provider reasonably acceptable to Lessor, such that the Equipment shall qualify for Maintenance Service at the time the Equipment is returned to Lessor, and (c) make all alterations or additions to the Equipment required by any applicable law, regulation or order. Lessee shall make no alterations or additions to the Equipment, except those that wilt not void any warranty made by the Supplier of the Equipment, result in the creation of any security interest, lien or encumbrance on the Equipment or impair the value or use of the Equipment either at the time made or at the end of the Total Term of the applicable Lease, and that are readily removable without damage to the Equipment (“Optional Additions”). All additions to the Equipment or repairs made to the Equipment, except Optional Additions, become a part thereof and Lessor’s property at the time made. Optional Additions that have not been removed prior to the return of the Equipment shall become Lessor’s property upon such return. On at least 72 hours prior notice to Lessee, Lessor and Lessor’s agents shall have the right, during Lessee’s normal business hours, to enter the premises where the Equipment is located for the purpose of inspecting the Equipment.

9. EQUIPMENT OWNERSHIP; LIENS; LOCATION. As between Lessor and Lessee, Lessor is the sole owner of the Equipment and has sole title thereto, Lessee covenants that it will not pledge or encumber the Equipment or Lessor’s interest in the Equipment in any manner whatsoever nor create or permit to exist any levy, lien or encumbrance thereof or thereon except those created by or through Lessor. The Equipment shall remain Lessor’s personal property whether or not affixed to realty and shall not become a fixture or be made to become a part of any real property on which it is placed without Lessor’s prior written consent. If Lessee has been provided tags or identifying labels, Lessee will at Lessee’s expense affix and maintain the same in a prominent position on each item of Equipment to indicate Lessor’s ownership. Lessee may relocate any Equipment from the Equipment Location specified in the applicable Schedule to another of its business locations within the United States within five days written notice to Lessor specifying the new Equipment Location, provided Lessee remains in possession and control of the Equipment. Lessee shall not locate or relocate any Equipment such that any third party comes into possession or control thereof without Lessor’s prior written consent; provided, however, that Lessor shall not unreasonably withhold its consent to the location or relocation of Equipment to a third party co-location or hosting facility if such third party shall have executed and delivered to Lessor a waiver agreement in form and substance acceptable to Lessor pursuant to which, among other things, such third party shall have waived any rights to the Equipment and agreed to surrender the Equipment to Lessor in the event of a Lessee Default under this Master Agreement.

10. RISK OF LOSS AND INSURANCE. Lessee assumes any and all risk of loss or damage to the Equipment until such Equipment is returned to and received by Lessor in accordance with the terms and conditions of this Master Agreement. Lessee agrees to keep the Equipment insured at Lessee’s expense against all risks of loss from any cause whatsoever, including without limitation, loss by fire (including extended coverage), theft and damage, and such insurance shall cover not less than the Stipulated Loss Value of the Equipment. Lessee also agrees that it shall carry commercial general liability insurance in an amount not less than $1,000,000 total liability per occurrence. Lessee shall cause Lessor and its affiliates, and its and their successors and assigns, to be named loss payees and additional insureds, as applicable, under such insurance policies. Each policy shall provide that the insurance cannot be canceled without at least 30 days prior written notice to Lessor, and no policy shall contain a deductible in excess of $25,000. Lessee shall provide to Lessor (a) on or prior to the Acceptance Date for each Lease, and from time to time thereafter, certificates of insurance evidencing such insurance coverage throughout the Total Term of each Lease, and (b) upon Lessor’s request, copies of the insurance policies. If Lessee fails to provide Lessor with such evidence, then Lessor will have the right, but not the obligation, to purchase such insurance protecting Lessor at Lessee’s expense. Lessee’s expense shall include the full premium paid for such insurance and any customary charges, costs or fees of Lessor. Lessee agrees to pay such amounts in substantially equal installments allocated to each Rent payment (plus interest 011 such amounts at the rate of 1-1/2% per month or such lesser rate as is the maximum rate allowable under applicable law).

11. CASUALTY LOSS. Lessee shall notify Lessor of any Casually Loss or repairable damage to any Equipment not later than 30 days following the date of any such occurrence. In the event any Casualty Loss shall occur, on the next Rent payment date Lessee shall pay Lessor the Stipulated Loss Value of the Equipment suffering the Casualty Loss. Upon Lessor’s receipt of such payment of Stipulated Loss Value in full: (a) Lessor shall transfer to Lessee all of Lessor’s interest in the Equipment suffering the Casualty Loss “AS IS, WHERE IS,” without any warranty, express or implied, from Lessor, other than the absence of any liens or claims by or through Lessor, (b) the applicable Lease shall terminate as it relates to such Equipment, and (c) except as provided in Section 26(m), Lessee shall be relieved of all obligations under the applicable Lease as it relates to such Equipment. In the event of any repairable damage to any Equipment, the Lease shall continue with respect to such Equipment without any abatement of Rent and Lessee shall at its expense cause such Equipment to be repaired to the condition it is required to be maintained in pursuant to Section 8 not later than 30 days from the date of the occurrence.

12. TAXES. Lessor shall report and pay all Taxes now or hereafter imposed or assessed by governmental body, agency or taxing authority upon the purchase, ownership, delivery, installation, leasing, rental, use or sale of the Equipment, the Rent or other charges payable hereunder, or otherwise upon or in connection with any Lease or Financing, whether assessed on Lessor or Lessee, other than any such Taxes required by law to be reported and paid by Lessee. Lessee shall within 30 days of invoice reimburse Lessor for all such Taxes paid by Lessor, together with any penalties or interest in connection therewith attributable to Lessee’s acts or failure to act, excluding (a) Taxes 011 or measured by the overall gross or net income or items of tax preference of Lessor, (b) as to any Lease or the related Equipment, Taxes attributable to the period after the return of such Equipment to Lessor, and (c) Taxes imposed as a result of a sole or other transfer by Lessor of any portion of its interest in any Lease or Financing or in any Equipment, except for a sale or other transfer to Lessee or a sale or other transfer occurring after and during the continuance of any Lessee Default.

13. GENERAL INDEMNITY. Lessee shall indemnify, defend and hold harmless Lessor, its employees, officers, directors, agents and assignees from and against any and all Claims arising directly or indirectly out of or in connection with any matter involving this Master Agreement, the Equipment, the Financed Items or any Lease and/or Financing.

(Rev. 9.05)

14. TAX BENEFIT INDEMNITY. Lessor and Lessee agree that Lessor is entitled to certain federal, state and local tax benefits available to an owner of Equipment (collectively, “Tax Benefits”), including without limitation, accelerated cost recovery system deductions for 5-year property and deductions for interest incurred by Lessor to finance the purchase of Equipment available under the Code. Lessee represents, warrants and covenants to Lessor that (a) Lessee is not a tax-exempt entity (as defined in Section 168(h) of the Code); (b) all Equipment will be used solely within the United States; and (c) Lessee will take no position inconsistent with the assumption that Lessor is the owner of the Equipment for federal, state, and local tax purposes. If, due to any act or omission of Lessee or any party acting through Lessee, or the breach or inaccuracy of any representation, warranty or covenant of Lessee contained in any Fundamental Agreement, Lessor reasonably determines that it cannot claim, is not allowed to claim, loses or must recapture any or all of the Tax Benefits otherwise available with respect to the Equipment subject to any Lease (a “Tax Loss”), then Lessee shall, promptly upon demand, pay to Lessor an amount sufficient to provide Lessor the same after-tax rate of return and aggregate after-tax cash flow through the end of the Then Applicable Term of such Lease that Lessor would have realized but for such Tax Loss.

15. COVENANT OF QUIET ENJOYMENT. So long as no Lessee Default exists, and no event shall have occurred and be continuing which, with the giving of notice or the passage of time or both, would constitute a Lessee Default neither Lessor nor any party acting or claiming through Lessor, by assignment or otherwise, will disturb Lessee’s quiet enjoyment of the Equipment during the Total Term of the related Lease.

16. DISCLAIMERS AND LESSEE WAIVERS. LESSEE LEASES THE EQUIPMENT FROM LESSOR “AS IS, WHERE IS”. IT IS SPECIFICALLY UNDERSTOOD AND AGREED THAT (A) EXCEPT AS EXPRESSLY SET FORTH IN SECTION 15, LESSOR MAKES ABSOLUTELY NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY, OPERATION, OR CONDITION OF ANY EQUIPMENT OR FINANCED ITEMS (OR ANY PART THEREOF), THE MERCHANTABILITY OR FITNESS OF EQUIPMENT OR FINANCED ITEMS FOR A PARTICULAR PURPOSE, OR ISSUES REGARDING PATENT INFRINGEMENT, TITLE AND THE LIKE; (B) LESSOR SHALL NOT BE DEEMED TO HAVE MADE, BE BOUND BY OR LIABLE FOR, ANY REPRESENTATION, WARRANTY OR PROMISE MADE BY THE SUPPLIER OF ANY EQUIPMENT OR FINANCED ITEMS (EVEN IF LESSOR IS AFFILIATED WITH SUCH SUPPLIER); (C) LESSOR SHALL NOT BE LIABLE FOR ANY FAILURE OF ANY EQUIPMENT OR FINANCED ITEMS OR ANY DELAY IN THE DELIVERY OR INSTALLATION THEREOF; (D) LESSEE HAS SELECTED ALL EQUIPMENT AND FINANCED ITEMS WITHOUT LESSOR’S ASSISTANCE; AND (E) LESSOR IS NOT A MANUFACTURER OF ANY EQUIPMENT. IT IS FURTHER AGREED THAT LESSOR SHALL HAVE NO LIABILITY TO LESSEE OR ANY THIRD PARTIES FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS MASTER AGREEMENT OR ANY SCHEDULE OR CONCERNING ANY EQUIPMENT OR FINANCED ITEMS, OR FOR ANY DAMAGES BASED ON STRICT OR ABSOLUTE TORT LIABILITY OR LESSOR’S NEGLIGENCE; PROVIDED, HOWEVER, THAT NOTHING IN THIS MASTER AGREEMENT SHALL DEPRIVE LESSEE OF ANY RIGHTS IT MAY HAVE AGAINST ANY PERSON OTHER THAN LESSOR. LESSOR AND LESSEE AGREE THAT THE LEASES AND THE FINANCINGS SHALL BE GOVERNED BY THE EXPRESS PROVISIONS OF THIS MASTER AGREEMENT AND THE OTHER FUNDAMENTAL AGREEMENTS AND NOT BY THE CONFLICTING PROVISIONS OF ANY OTHERWISE APPLICABLE LAW. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE WAIVES THOSE RIGHTS AND REMEDIES AGAINST A LESSOR CONFERRED UPON A LESSEE BY ARTICLE 2A OF THE UCC AND THOSE RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE, IN EITHER CASE THAT ARE INCONSISTENT WITH OR THAT WOULD LIMIT OR MODIFY LESSOR’S RIGHTS SET FORTH IN THIS MASTER AGREEMENT.

17. LESSEE WARRANTIES. Lessee represents, warrants and covenants to Lessor that as of the date of this Master Agreement and for so long as this Master Agreement shall remain in effect: (a) ALL EQUIPMENT WILL BE USED FOR BUSINESS PURPOSES ONLY AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES; (b) Lessee is duly organized, validly existing and in good standing under applicable law; (c) Lessee has the power and authority to enter into each of the Fundamental Agreements; (d) all Fundamental Agreements arc enforceable against Lessee in accordance with their terms and do not violate or create a default under any instrument or agreement binding on Lessee; (e) as of the date of its execution of this Master Agreement and as of the Acceptance Date of any Equipment or Financed Items, there are no pending or threatened actions or proceedings before any court or administrative agency that could reasonably be expected to have a material adverse effect on Lessee or any Fundamental Agreement, unless such actions are disclosed to Lessor and consented to in writing by Lessor; (f) Lessee shall comply with the requirements of all applicable laws and regulations the violation of which could have an adverse effect upon the Equipment, Lessor’s rights and remedies under any Fundamental Agreement or Lessee’s performance of its obligations under any Fundamental Agreement; (g) each Fundamental Agreement shall be effective against all creditors of Lessee under applicable law, including fraudulent conveyance and bulk transfer laws, and shall raise no presumption of fraud; (h) all financial statements and other related information furnished by Lessee shall be prepared in accordance with generally accepted accounting principles and shall fairly present Lessee’s financial position as of the dates given on such statements; (i) Lessee’s name set forth in the signature block below is Lessee’s full and accurate legal name’ (j) Lessee is a Corporation organized under the laws of             ; (k) Lessee’s “location” (within the meaning of UCC Section 9-307) is Pleasanton, CA (l) Lessee’s organizational number assigned to it by its jurisdiction of organization is             ; (m) Lessee’s federal tax identification number is            ; (n) Lessee and all Lessee Affiliates do not export, re-export, or transfer any Equipment, Software, System Software or source code or any direct product thereof to a prohibited destination, or to nationals of proscribed countries wherever located, without prior authorization from the United States and other applicable governments; (o) Lessee and all Lessee Affiliates do not use any Equipment, Software or System Software or technology, technical data, or technical assistance related thereto or the products thereof in the design, development, or production of nuclear, missile, chemical, or biological weapons or transfer the same to a prohibited destination, or to nationals of proscribed countries wherever located, without prior authorization from the United States and other applicable governments; and (p) Lessee and all Lessee Affiliates are not entities designated by the United States government or any other applicable government with which transacting business without the prior consent of such government is prohibited. Lessee agrees to provide Lessor advance written notice of any change in any of the representations and covenants set forth in clauses (i) through (m) of this Section 17.

18. DEFAULT. Any of the following shall constitute a default by Lessee (a “Lessee Default”) under this Master Agreement and all Leases and Financings: (a) Lessee fails to pay any Rent payment or any other amount payable to Lessor under this Master Agreement or any Schedule within 10 days after its due date; or (b) Lessee defaults on or breaches any of the other terms and conditions of any Material Agreement, and fails to cure such breach within 10 days after written notice thereof from Lessor; or (c) any representation or warranty made by Lessee in any Material Agreement proves to be incorrect in any material respect when made or reaffirmed; or (d) any change occurs in relation to Lessee’s or Guarantor’s business, management, ownership or financial condition that would have a material adverse effect on Lessee’s ability to perform its obligations under this Master Agreement or any Schedule or Guarantor’s ability to perform its obligations under its guaranty; or (e) Lessee or Guarantor dissolves or otherwise terminates its existence, ceases to do business or becomes insolvent or fails generally to pay its debts as they become due; or (f) any Equipment is levied against, seized or attached; or (g) Lessee or Guarantor makes an assignment for the benefit of creditors; or (h) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency or receivership law is filed by or against Lessee or Guarantor (and, if such proceeding is involuntary, it is not dismissed within 60 days after the filing thereof) or Lessee or Guarantor takes any action to authorize any of the foregoing matters; or (i) any letter of credit or guaranty issued in support of a Lease or Financing is revoked, breached, cancelled or terminated (unless consented to in advance in writing by Lessor); or (j) any Guarantor fails to fulfill its obligations in favor of Lessor pursuant to its guaranty.

(Rev. 9.05)

19. REMEDIES. If a Lessee Default occurs, Lessor may, in its sole discretion, exercise one or more of the following remedies: (a) declare all amounts due and lo become due under any or all Leases and Financings to be immediately due and payable; or (b) terminate this Master Agreement or any Lease or Financing; or (c) lake possession of, or render unusable, any Equipment wherever the Equipment may be located, without demand or notice and without any court order or other process of law in accordance with Lessee’s reasonable security procedures, and no such action shall constitute a termination of any Lease; or (d) require Lessee to deliver the Equipment to a location specified by Lessor; or (e) declare the Stipulated Loss Value for any or all Equipment to be due and payable as liquidated damages for loss of a bargain and not as a penalty and in lieu of any further Rent payments under the applicable Lease or Leases; or (f) proceed by court action to enforce performance by Lessee of any Lease or Financing and/or to recover all damages and expenses incurred by Lessor by reason of any Lessee Default; or (g) terminate any other agreement that Lessor may have with Lessee; or (h) exercise any other right or remedy available to Lessor at law or in equity. Also, Lessee shall pay Lessor all costs and expenses that Lessor may incur to maintain, safeguard or preserve the Equipment, and other expenses incurred by Lessor in enforcing any of the terms, conditions or provisions of this Master Agreement (including reasonable legal fees and collection agency costs). Upon repossession or surrender of any Equipment or Collateral, Lessor may lease, sell or otherwise dispose of the Equipment and/or Collateral in a commercially reasonable manner, with or without notice and at public or private sale, and apply the net proceeds thereof to the amounts owed to Lessor hereunder, but only after deducting (1) in the case of a sale, the estimated Fair Market Value of the Equipment sold as of the scheduled expiration of the Then Applicable Term of the related Lease, (2) in the case of a lease, the rent due for any period beyond the scheduled expiration of the Then Applicable Term of the related Lease, and (3) in either case, all expenses (including reasonable legal fees and costs) incurred by Lessor in connection therewith, or propose to retain any or all of the Equipment and/or Collateral in full or partial satisfaction, as the case may be, of amounts owed to Lessor hereunder; provided, however, that Lessee shall remain liable to Lessor for any deficiency that remains after any sale, lease or retention by Lessor of such Equipment. Any proceeds of any sale or lease of such Equipment in excess of the amounts owed to Lessor hereunder shall be retained by Lessor. Lessee agrees that with respect to any notice of a sale required by law to be given, 10 days’ notice shall constitute reasonable notice. Upon payment of all past due Rent and the Stipulated Loss Value as provided in clause (e) above, together with interest at the rate of 1-1/2% per month (or such lesser rate as is the maximum rate allowable under applicable law) from the date declared due until paid, Lessor will transfer to Lessee all of Lessor’s interest in the Equipment for which such Rent and Stipulated Loss Value has been paid, which transfer shall be on an “AS IS, WHERE IS” basis, without any warranty, express or implied, from Lessor, other than the absence of any liens or claims by or through Lessor. With respect to any exercise by Lessor of its right to recover and/or dispose of any Equipment or other Collateral securing Lessee’s obligations under any Schedule, Lessee acknowledges and agrees as follows: (i) Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare the Equipment or any other Collateral for disposition, (ii) Lessor may comply with any applicable state or Federal law requirements in connection with any disposition of the Equipment or other Collateral, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any such disposition, and (m) Lessor may convey the Equipment and any other Collateral on an “AS IS, WHERE IS” basis, and without limiting the generality of the foregoing, may specifically exclude or disclaim any and all warranties, including any warranty of title or the like with respect to the disposition of the Equipment or other Collateral, and no such conveyance or such exclusion or such disclaimer of any warranty shall be deemed to have adversely affected the commercial reasonableness of any such disposition. These remedies are cumulative of every other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently or separately from time to time.

20. PERFORMANCE OF LESSEE’S OBLIGATIONS. If Lessee fails to perform any of its obligations hereunder, Lessor may perform any act or make any payment that Lessor deems reasonably necessary for the preservation of Lessor’s interests therein; provided, however, that the performance of any act or payment by Lessor shall not be deemed a waiver or release of Lessee from the obligation at issue. All sums so paid by Lessor, together with expenses (including legal fees and costs) incurred by Lessor in connection therewith, shall be paid to Lessor by Lessee immediately upon demand.

21. TRUE LEASE; SECURITY INTEREST; MAXIMUM RATE. Each Lease is intended to be a “Finance Lease” as defined in Article 2A of the UCC, and Lessee hereby authorizes Lessor to file a financing statement to give public notice of Lessor’s ownership of the Equipment. The parties’ intent that each Lease be a “Finance Lease” within the meaning of Article 2A of the UCC shall have no effect on the characterization of any Lease for accounting purposes, which characterization shall be made by each party independently on the basis of generally accepted accounting principles. Lessee, by its execution of each Schedule, acknowledges that Lessor has informed it that (a) the identity of Seller is set forth in the applicable Schedule, (b) Lessee is entitled under Article 2A of the UCC to the promises and warranties, including those of any third party, provided to Lessor in connection with, or as a part of, the applicable Purchase Documents, and (c) Lessee may communicate with Seller and receive an accurate and complete statement of the promises and warranties, including any disclaimers and limitations of them or of remedies. If (1) notwithstanding the express intention of Lessor and Lessee to enter into a true lease, any Lease is ever deemed by a court of competent jurisdiction to be a lease intended for security, or (2) Lessor and Lessee enter into a Lease with the intention that it be treated as a lease intended as security by so providing in the applicable Schedule, or (3) Lessor and Lessee enter into a Financing, then to secure payment and performance of Lessee’s obligations under this Master Agreement and all Leases and Financings, Lessee hereby grants Lessor a purchase money security interest in the Collateral. In any such event, notwithstanding any provisions contained in this Master Agreement or in any Schedule, neither Lessor nor any Assignee shall be entitled to receive, collect or apply as interest any amount in excess of the maximum rate or amount permitted by applicable law. In the event Lessor or any Assignee ever receives, collects or applies as interest any amount in excess of the maximum amount permitted by applicable law, such excess amount shall be applied to the unpaid principal balance and any remaining excess shall be refunded to Lessee. In determining whether the interest paid or payable under any specific contingency exceeds the maximum rate or amount permitted by applicable law, Lessor and Lessee shall, to the maximum extent permitted under applicable law, characterize any non-principal payment as an expense or fee rather than as interest, exclude voluntary prepayments and the effect thereof, and spread the total amount of interest over the entire term of this Master Agreement and all Leases and Financings.

22. ASSIGNMENT. Lessor shall have the unqualified right to sell, assign, grant a security interest in or otherwise convey any part of its interest in this Master Agreement, any Lease or Financing or any Equipment, in whole or in part, without prior notice to or the consent of Lessee. If any Lease or Financing is sold assigned, or otherwise conveyed, Lessee agrees that (a) Assignee shall (1) have the same rights, powers and privileges that Lessor has under the applicable Lease or Financing, and (2) have the right to receive from Lessee all amounts due under the applicable Lease or Financing, in either case, to the extent assigned; and (b) it may not require Assignee to perform any obligations of Lessor, other than those that are expressly assumed in writing by Assignee. Lessee agrees to execute such acknowledgements thereto as may be reasonably requested by Lessor or Assignee. Lessee further agrees that in any action brought by such Assignee against Lessee to enforce Lessor’s rights hereunder, Lessee will not assert against such Assignee any set-off, defense or counterclaim that Lessee may have against Lessor, Assignee, or any other person. Unless otherwise specified by Lessor and Assignee, Lessee shall continue to pay all amounts due under the applicable Lease or Financing to Lessor; provided, however, that upon notification from Lessor and Assignee, Lessee covenants to pay all amounts due under the applicable Lease or financing to Assignee when due and as directed in such notice. Lessee further agrees that any Assignee may further sell, assign, grant a security interest in or otherwise convey its rights and interests under the applicable Lease or Financing with the same force and effect as the assignment described herein. Lessee may not assign, transfer, sell, sublease, pledge or otherwise dispose of this Master Agreement, any Lease or Financing, any Equipment or any interest therein.

(Rev. 9.05)

23. TERM OF MASTER AGREEMENT. This Master Agreement shall commence and be effective upon the execution hereof by both parties and shall continue in effect until terminated by either party by 30 days’ prior written notice to the other. However, no termination of this Master Agreement pursuant to the preceding sentence shall be effective with respect to any Lease or Financing that commenced prior to such termination until the expiration or termination of such Lease or Financing and the satisfaction by Lessee of all of its obligations hereunder with respect thereto.

24. WAIVER OF JURY TRIAL. LESSEE AND LESSOR HEREBY EXPRESSLY WAIVE ANY RIGHT TO DEMAND A JURY TRIAL WITH RESPECT TO ANY ACTION OR PROCEEDING INSTITUTED BY LESSOR OR LESSEE IN CONNECTION WITH THIS MASTER AGREEMENT OR ANY FUNDAMENTAL AGREEMENT.

25. NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Master Agreement or any other Fundamental Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed via certified mail or a nationally recognized overnight courier service, or sent by confirmed facsimile transmission, addressed as follows (or such other address or fax number as either party shall so notify the other):

If to Lessor:	If to Lessee:
Hewlett-Packard Financial Services Company	Five 9, Inc.
420 Mountain Avenue—P.O. Box 6	7901 Stoneridge Dr, Ste 200
Murray Hill, New Jersey 07974-0006	Pleasanton, CA 94588
Attn: Director of Operations, North America	Attn: David Hill
Fax: (908)898-4109	Fax: 929-342-3463

26. MISCELLANEOUS.

(a) Governing Law. THIS MASTER AGREEMENT AND EACH LEASE AND FINANCING SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW JERSEY.

(b) Consent to Jurisdiction. Lessor and Lessee consent to the jurisdiction of any local, state or Federal court located within the State of New Jersey and waive any objection relating to improper venue or forum non-conveniens to the conduct of any proceeding in any such court.

(c) Credit Review. Lessee consents to a credit review by Lessor for each Lease and Financing.

(d) Further Assurances. Lessee agrees to promptly execute and deliver to Lessor such further documents and take such further action as Lessor may require in order to more effectively carry out the intent and purpose of this Master Agreement and any Schedule. Without limiting the generality of the foregoing, Lessee agrees (a) to furnish to Lessor from time to time, its certified financial statements, officer’s certificates and appropriate resolutions, opinions of counsel and such other information and documents as Lessor may reasonably request, and (b) to execute and timely deliver to Lessor any financing statements or other documents that Lessor deems necessary under applicable law to perfect or protect Lessor’s security interest in the Collateral or to evidence Lessor’s interest in the Equipment; provided, however, that Lessee authorizes Lessor to file any such financing statement or other document without Lessee’s authentication to the extent permitted by applicable law. Lessee hereby appoints Lessor and any agent of Lessor as Lessee’s attorney-in-fact, with full power of substitution, for the sole purpose of executing on behalf of Lessee such UCC financing statements as Lessor deems necessary to perfect or protect Lessor’s security interest in the Collateral or to evidence Lessor’s interest in the Equipment. Lessee acknowledges and agrees that such appointment is coupled with an interest and is irrevocable until the expiration or termination of all Leases and Financings and the satisfaction by Lessee of all of its obligations hereunder. It is also agreed that Lessor or Lessor’s agent may file as a financing statement, any lease document (or copy thereof, where permitted by law) that Lessor deems appropriate to perfect or protect Lessor’s security interest in the Collateral or to evidence Lessor’s interest in the Equipment. Upon demand, Lessee will promptly reimburse Lessor for any filing or recordation fees or expenses (including legal fees and costs) incurred by Lessor in perfecting or protecting its interests in any Collateral or the Equipment.

(e) Captions and References. The captions contained in this Master Agreement and any Schedule are for convenience only and shall not affect the interpretation of this Master Agreement. All references in this Master Agreement to Sections, Annexes and Exhibits refer to Sections hereof, Annexes hereof and Exhibits hereto unless otherwise indicated.

(f) Entire Agreement; Amendments. This Master Agreement and all other Fundamental Agreements executed by both Lessor and Lessee constitute the entire agreement between Lessor and Lessee relating to the leasing of the Equipment and the financing of Financed Items, and supersede all prior agreements relating thereto, whether written or oral, and may not be amended or modified except in a writing signed by the parties hereto.

(g) No Waiver. Any failure of Lessor to require strict performance by Lessee, or any written waiver by Lessor of any provision hereof, shall not constitute consent or waiver of any other breach of the same or any other provision hereof.

(h) Lessor Affiliates. Lessee understands and agrees that Hewlett-Packard Financial Services Company or any affiliate or subsidiary thereof may, as lessor, execute Schedules under this Master Agreement, in which event the terms and conditions of the applicable Schedule and this Master Agreement, as it relates to the lessor under such Schedule, shall be binding upon and shall inure to the benefit of such entity executing such Schedule as lessor, as well as any successors or assigns of such entity.

(i) Lessee Affiliates. A Lessee Affiliate may enter into a Lease or Financing under and subject to the terms and conditions of this Master Agreement by executing a Schedule incorporating this Master Agreement by reference, in which case such Lessee Affiliate shall be deemed, for purposes of such Lease or Financing, to be the “Lessee” under this Master Agreement, The undersigned Lessee hereby unconditionally guarantees to Lessor the full and prompt payment, observance and performance when due of all obligations of all Lessee Affiliates (collectively, “Guaranteed Obligations”) under all such Leases and Financings. The foregoing guarantee is absolute, continuing, unlimited and independent and shall not be affected, diminished or released for any reason whatsoever. The undersigned Lessee waives diligence, presentment, demand for payment, protest or notice of any Lessee Default or nonperformance by any Lessee Affiliate, all affirmative defenses, offsets and counterclaims against Lessor, any right to the benefit of any security or statute of limitations, and any requirement that Lessor proceed first against a Lessee Affiliate or any collateral security. Until the Guaranteed Obligations shall have been paid in full, Lessee shall have no right of subrogation.

(j) Invalidity. If any provision of this Master Agreement or any Schedule shall be prohibited by or invalid under law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Master Agreement or such Schedule.

(k) Counterparts. This Master Agreement may be executed in counterparts, which collectively shall constitute one document,

(l) Lessor Reliance. In connection with its execution of this Master Agreement, Lessee shall deliver to Lessor an officer’s certificate (or partner’s or member’s certificate as appropriate) in form and substance acceptable to Lessor, executed by a duly authorized officer (or partner or member) of Lessee and certifying as to, among other things, Lessee’s authority to enter into this Master Agreement and Leases and Financings hereunder and the authority of Lessee’s officers or representatives specified therein to execute this Master Agreement and all other Fundamental Agreements. Lessor may act in reliance upon any instruction, instrument or signature reasonably believed by Lessor in good faith to be genuine. Lessor may assume that any employee of Lessee who executes any document or gives any written notice, request or instruction has the authority to do so.

(Rev. 9.05)

(m) Survival. All representations, warranties and covenants made by Lessee hereunder shall survive the termination of this Master Agreement and shall remain in full force and effect. All of Lessor’s rights, privileges and indemnities under this Master Agreement or any Lease or Financing, to the extent they are fairly attributable to events or conditions occurring or existing on or prior to the expiration or termination of such Lease or Financing, shall survive such expiration or termination and be enforceable by Lessor and Lessor’s successors and assigns,

27. Lessee acknowledges that neither this Master Agreement nor any other Fundamental Agreement may be amended or modified except by a writing signed by Lessor and Lessee. Lessee Initials:

IN WITNESS WHEREOF, LESSEE AND LESSOR HAVE EXECUTED THIS MASTER AGREEMENT ON THE DATES SPECIFIED BELOW.

LESSEE: FIVE 9, INC.		LESSOR: HEWLETT-PACKARD FINANCIAL SERVICES COMPANY[2]

By:	/s/ David Hill	By
Name: David Hill		Name:
Title: VP—Finance		Title:
Date: 11/1/10		Date:

[2]	Authorized to do business in the name of Hewlett-Packard Financial Services Company Inc. in the States of Alabama and New York.

(Rev. 9.05)

BILLING INFORMATION REQUEST FORM

Master Agreement Number: 3604686364

IN ORDER FOR HEWLETT-PACKARD FINANCIAL SERVICES COMPANY TO PROPERLY BILL AND CREDIT YOUR ACCOUNT, IT IS NECESSARY THAT YOU COMPLETE THIS FORM AND RETURN IT WITH THE SIGNED DOCUMENTS.

CUSTOMER LEGAL NAME: Five9, Inc.

PURCHASE ORDER NUMBER:

BILLING ADDRESS:

BILL TO ATTENTION & TITLE:

(Name of individual who will approve and process payments)

TELEPHONE NUMBER:                                              FAX NUMBER:

EMAIL ADDRESS:

EQUIPMENT LOCATION (if different from above):

ARE YOU SALES/RENTAL TAX EXEMPT?

IF SO, PLEASE ATTACH A COPY OF YOUR CERTIFICATE AND RETURN WITH THIS FORM.

SPECIAL INSTRUCTIONS:

THANK YOU,

Hewlett-Packard Financial Services Company

/s/ David Hill
CUSTOMER SIGNATURE

10/29/2010

OFFICER’S CERTIFICATE

LESSEE: Five 9, Inc.	LESSOR: Hewlett-Packard Financial Services Company
Street Address: 7901 Stoneridge Dr, Ste 200	Street Address: P.O. Box 6, 420 Mountain Avenue Murray Hill, NJ 07974
City, State, Zip Code: Pleasanton, CA 94588	Master Lease and Financing Agreement Number: 3604686364 (“Master Agreement”)

I, Craig Klosterman, DO HEREBY CERTIFY that I am the duly qualified and acting                     of the Corporation referenced above as Lessee (“Corporation”); that the Corporation is a duly organized corporation, validly existing and in good standing under the laws of the State of California and qualified to do business in each jurisdiction where the Equipment (as such term is defined in the Master Agreement) will be located; that based on an examination of the Corporation’s charter, bylaws and other relevant records, as of the date set forth below the following persons in the respective capacities appearing after their names, on behalf of the Corporation with full authority to bind the Corporation thereto, have been authorized to execute the Master Agreement and all other agreements, documents and instruments executed and delivered and to be executed and delivered in connection therewith, including without limitation, any Schedules to the Master Agreement, Acceptance Certificates and any other documents attendant to the Master Agreement (collectively referred to as the “Documents”); and that the signature appearing after the title of each such person is his or her true and authentic signature:

Name	Title	Signature
David Hill	VP Finance	/s/ David Hill

On behalf of the Corporation, I hereby certify the due and effective ratification, approval, and confirmation of all such acts and things that any of the above-referenced persons has done or may do in connection with the matters outlined above prior or subsequent to the date of this Certificate. The foregoing authority and empowerment of the above-named persons shall remain in full force and effect, and Lessor shall be entitled to rely upon the same, until written notice of the modification, rescission or revocation of the same, in whole or in part, has been delivered to Lessor, but no such modification, rescission or revocation shall, in any event, be effective with respect to any Documents executed or actions taken in reliance upon the foregoing authority and empowerment prior to the delivery to Lessor of said written notice of the modification, rescission or revocation. The execution and delivery of the Documents for and on behalf of the Corporation is not prohibited or in any manner restricted by the terms of the Corporation’s Articles of Incorporation, by-laws, or any loan agreement, indenture or contract.

IN WITNESS WHEREOF, I have set my hand and affixed the seal of the Corporation this 1st day of November, 2010.

	By:	/s/ Craig Klosterman

(Corporate Seal)	Name:	Craig Klosterman

	Title:	CFO/Secretary

INSURANCE INFORMATION REQUEST FORM

Broker / Agent Name: John Mackin
Address:
Contact:	Telephone Number:	Fax Number:

Insurance Broker / Agent:

We have entered into a Master Lease and Financing Agreement Number 3604686364 with Hewlett-Packard Financial Services Company for the lease/finance of equipment listed below.

Equipment: Computer Equipment	Equipment Cost: $250,000

Please insure the equipment, issue a written endorsement naming Hewlett-Packard Financial Services Company as X Additional Insured and/or X Loss Payee, and provide Hewlett-Packard Financial Services Company with thirty (30) days written notice of any material changes in coverage, cancellation or non-renewal. The policy should include the following endorsement:

The insurance under this policy shall be primary insurance and the company insurer shall be liable under this policy for the full amount of the loss up to and including the total limits of liability herein without right of contribution from any other insurance effected by Hewlett-Packard Financial Services Company under any policy with any insurance company covering a loss covered under this policy.

Please provide Hewlett-Packard Financial Services Company with proof of insurance in the form of a certificate of insurance. The certificate should include proof of the following: ¿¡g.

    X      Physical Damage (All Risk) in an amount equal to or greater than the Equipment Cost as stated above

    X      Bodily Injury and Property Damage Liability with limits of no less than $ 1,000,000.00 per occurrence

    X      The deductible on each policy does not exceed $25,000.00

If Hewlett-Packard Financial Services Company requests additional or updated certificates in the future, you should provide such certificates to Hewlett-Packard Financial Services Company.

Forward certificate(s) of insurance to:      Hewlett-Packard Financial Services Company

  420 Mountain Avenue

  Murray Hill, NJ 07974

  Attn: Linda Gonzalez

Lessee/Insured:

By:	/s/ David Hill

Date: 11/1/2010

Please forward a copy to your Broker/Agent immediately and return the original with the executed lease documents.

Hewlett-Packard Financial Services Company                                                                  version 3.2             01/303/03